Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces First Quarter 2020 Earnings; Declares Quarterly Dividend

Indiana, PA, April 28, 2020 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the first quarter of 2020.

Financial Summary

(dollars in thousands,	For the Three Months Ended
except per share data)	March 31,	December 31,	March 31,
	2020	2019	2019
Reported Results
Net income	$4,727	$26,820	$24,589
Diluted earnings per share	$0.05	$0.27	$0.25
Return on average assets	0.23%	1.30%	1.27%
Return on average equity	1.77%	10.13%	10.11%

Operating Results (non-GAAP)(1)
Core net income	$4,727	$26,634	$24,589
Core diluted earnings per share	$0.05	$0.27	$0.25
Pre-tax pre-provision income	$37,123	$38,631	$35,085
Provision expense	$30,967	$4,895	$4,095
Net charge-offs	$3,529	$3,293	$2,206
Reserve build(2)	$27,438	$1,602	$1,889
Core return on average assets	0.23%	1.29%	1.27%
Return on average tangible common equity	2.92%	14.99%	14.59%
Core return on average tangible common equity	2.92%	14.89%	14.59%
Core efficiency ratio	58.21%	57.23%	58.18%
Net interest margin (FTE)	3.65%	3.73%	3.75%
Net charge-offs as a percentage of average loans (annualized)	0.23%	0.21%	0.15%
Tangible book value per common share	$7.54	$7.49	$7.21
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.
(2)Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

First Quarter 2020 Highlights
Financial results
•Net income of $4.7 million and diluted earnings per share of $0.05
◦Includes the impact of a reserve build(2) of $27.4 million, or ($0.22) per share
•Pre-tax pre-provision net revenue of $37.1 million increased $2.0 million from the first quarter of 2019 and decreased $1.5 million from the fourth quarter of 2019
•Revenue of $87.4 million increased $2.6 million, or 3.0% from the first quarter 2019, and decreased $4.4 million, or 4.8% from the previous quarter
•Net interest income of $68.1 million decreased $1.1 million from the previous quarter due to an 8 basis point decline in the net interest margin
•Noninterest income of $19.3 million decreased $3.3 million from the previous quarter
•Noninterest expense of $50.3 million decreased $2.8 million from the previous quarter
•Total period-end loans increased $134.6 million from the previous quarter
•Average deposits increased $16.7 million from the previous quarter; period-end deposits increased $245.5 million from the previous quarter
Asset quality
•The company elected to defer its adoption of CECL in accordance with relief provided under the U.S. Coronavirus Aid, Relief, and Economic Security (“CARES”) Act
•Provision for loan losses totaled $31.0 million, an increase of $26.1 million from the previous quarter
•Net charge-offs on loans of $3.5 million, an increase of $0.2 million from the previous quarter
◦Net loan charge-offs of 0.23% of average loans (annualized), up from 0.21% in the previous quarter
•Reserve build(2) of $27.4 million or 0.43% of total loans
•Nonaccrual loans of $51.6 million increased $27.0 million from the previous quarter

Strong liquidity and capital positions
•Total available liquidity of $3.7 billion
•Bank-level Tier 1 Capital ratio of 11.1%, which represents $211 million in excess capital above the regulatory “well capitalized” requirement of 8.0%
•Total common shares outstanding decreased 296 thousand from the previous quarter
◦The Company temporarily suspended share repurchases in March

COVID-19 Operational Update
•The Company took early action by executing its business continuity plan to protect the health and welfare of its associates and mitigate customer disruption

•The bank is operating 144 financial service centers (“FSC’s”) today, with only 3 required to close due to their locations in shopping malls or other facilities subject to mandatory closure. All FSC’s remain drive-up only and access to lobbies is by appointment only
•There are approximately 600 employees working remotely, which is approximately 40% of our total workforce
•We have modified our benefits plans to provide additional assistance during the COVID-19 pandemic, including additional hours of paid sick leave to all on-site staff and financial assistance to all employees through interest-free loans
◦We are monitoring the health of our employees on a daily basis
•The bank has established client assistance programs, including a payment forbearance plan that is available to assist consumer and commercial clients impacted by COVID-19, upon request. The bank is also waiving and reversing certain fees for impacted clients, and offering forbearance on foreclosure and repossessions
•The bank is supporting its communities by launching a companywide virtual COVID-19 food drive, matching up to $75,000 of all contributions to benefit local food banks in each of our communities
•The bank is participating in the CARES Act
◦The Company processed over 1,500 loan applications in the first round of the SBA Paycheck Protection Program (“PPP”), representing a total of $426 million in funds for our business customers.

“Our results this quarter reflect the extraordinary events that have unfolded as a result of the COVID-19 virus and the unprecedented efforts being made to contain it.” stated T. Michael Price, President and Chief Executive Officer, “As a community bank, we are in a fortunate position to support our communities, including direct financial assistance to local relief programs, working with customers experiencing hardship and helping businesses secure funding to keep their business alive. We have also implemented a multitude of measures to keep our employees safe, with minimal disruption to our customers.” Price continued, “Our results for the first quarter reflect good fundamental performance, but the extraordinary changes in the economic environment occurring in March had a material impact on our provision for loan losses. We produced significant growth in our loan portfolio, increased core and non-interest bearing deposits, and grew tangible book value. With our strong capital and liquidity position, combined with robust technology capabilities, we remain well positioned to serve our communities and businesses as we navigate these uncertain times.”
Earnings
Net income for the first quarter of 2020 was $4.7 million, or $0.05 per share, compared to $24.6 million, or $0.25 per share for the first quarter of 2019, and $26.8 million, or $0.27 per share in the fourth quarter of 2019.

Net Interest Income and Net Interest Margin
Net interest income (FTE) decreased $1.1 million from the previous quarter due to balance sheet repricing, driven by the impact of the lower interest rate environment, and one fewer day in the quarter.
The net interest margin for the first quarter of 2020 was 3.65%, a decrease of eight basis points from the previous quarter and a decrease of ten basis points from the first quarter of 2019. The decrease from the fourth quarter of 2019 was due primarily to a 12 basis point decrease in the yield on interest-earning assets, partially offset by a five basis point decrease in the cost of interest bearing liabilities.
Total average interest-earning assets increased $143.0 million from the previous quarter due to strong commercial and indirect auto loan growth in the first two months of the quarter.
Total average deposits grew $16.7 million in the first quarter of 2020 as compared to the previous quarter. Period-end deposits grew $245.5 million in the first quarter of 2020 as compared to the fourth quarter of 2019. Period-end growth was driven by $209.4 million growth in interest-bearing demand and savings deposits and $61.3 million increase in noninterest-bearing demand deposits, partially offset by $25.2 million decrease in time deposits.
Asset Quality
On March 27, 2020, the CARES Act was signed into law, which provides banking organizations with optional, temporary relief from adoption of Accounting Standards Update No. 2016-13, “Financial Instruments—Credit Losses,” Topic 326, “Measurement of Credit Losses on Financial Instruments” (“CECL”). Due to the extraordinary economic condition and the uncertainty of economic forecasts and resulting volatility in these forecasts, the company elected to defer its adoption of CECL and has, therefore, calculated reserves for loan losses under the incurred loss method.
Provision expense in the first quarter totaled $31.0 million. Reserves for loan losses totaled $79.1 million in the first quarter of 2020, an increase of $27.4 million from the previous quarter. The increase from the previous quarter was primarily due to specific reserves of $7.4 million and an additional $16.7 million in qualitative reserves. These qualitative reserves are intended to reflect the risks of weakened economic conditions on our loan portfolio as of March 31, 2020, but also loss estimates identified in several at-risk loan portfolios (e.g. hospitality and senior living centers) and the increased risk presented by the large number of loan forbearances.
At March 31, 2020, nonperforming loans totaled $59.1 million, an increase of $26.9 million from the previous quarter. The increase in nonperforming loans was primarily due to three commercial real estate loans, two of which were experiencing performance pressures related to the impact of COVID-19.
Nonperforming loans as a percentage of total loans were 0.93%, 0.52% and 0.53% for the periods ended March 31, 2020, December 31, 2019 and March 31, 2019, respectively.

For the originated loan portfolio at March 31, 2020, the general allowance for credit losses to total originated loans was 1.16%, compared to 0.87% at December 31, 2019 and 0.89% at March 31, 2019.
During the first quarter of 2020, net charge-offs were $3.5 million, compared to $3.3 million in the prior quarter and $2.2 million in the first quarter of 2019. Net charge-offs were 0.23%, 0.21% and 0.15% of average loans (annualized) for the periods ended March 31, 2020, December 31, 2019 and March 31, 2019, respectively.
Noninterest Income and Noninterest Expense
Noninterest income totaled $19.3 million for the first quarter of 2020, as compared to $22.5 million for the fourth quarter of 2019 and $18.9 million for the first quarter of 2019 (excluding net securities gains). There were no material securities gains during the current or comparable quarters.
The $3.2 million decrease from the previous quarter was due to a $1.6 million decrease in swap-related derivative mark-to-market income and a $1.5 million decrease in swap fee income, which was partially offset by an increase of $0.9 million in gain on sale of mortgage loans due to higher refinance activities driven by lower interest rates.
Noninterest expense (excluding merger-related expenses) totaled $50.3 million for the first quarter of 2020, as compared to $53.3 million for the fourth quarter of 2019 and $49.7 million for the first quarter of 2019. The $3.0 million decrease from the previous quarter was primarily the result of a $2.5 million release of unfunded commitment reserves and a $1.0 million decrease in other professional fees. These decreases were partially offset by a $0.9 million seasonal increase in salaries and benefits and $0.5 million increase in advertising and promotional expense.
The core efficiency ratio was 58.21% during the first quarter of 2020 as compared to 57.23% in the previous quarter and 58.18% in the first quarter of 2019.
Full time equivalent staff was 1,510 at March 31, 2020, 1,484 at December 31, 2019, and 1,417 at March 31, 2019. The increase from the prior year quarter is the result of the addition of employees from acquisitions and the hiring of additional talent in our new markets and business lines.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.11 per share, which is payable on May 22, 2020 to shareholders of record as of May 8, 2020. This dividend represents a 4.7% projected annual yield utilizing the April 27, 2020 closing market price of $9.38.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at March 31, 2020 were 14.2%, 11.6%, 9.9% and 10.5% respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.

Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the first quarter 2020 on Wednesday, April 29, 2020 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-844-792-3645 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-877-344-7529 and entering the access code # 10142623. A link to the webcast replay will also be accessible on the company’s web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 147 community banking offices in 28 counties throughout western and central Pennsylvania and throughout Ohio, as well as business banking operations in Pittsburgh, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including uncertainties regarding the impact of the COVID-19 pandemic, and could be affected by many factors, including, but not limited to: (1) the length and extent of the economic contraction as a result of the COVID-19 pandemic and the impact of such contraction on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. Further, statements about the potential effects of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, clients, third parties and us.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE) (1)	$68,121	$69,212	$65,943
Provision for credit losses	30,967	4,895	4,095
Noninterest income	19,273	22,528	18,872
Noninterest expense	50,271	53,109	49,730
Net income	4,727	26,820	24,589
Core net income (5)	4,727	26,634	24,589

Earnings per common share (diluted)	$0.05	$0.27	$0.25
Core earnings per common share (diluted) (6)	$0.05	$0.27	$0.25

KEY FINANCIAL RATIOS

Return on average assets	0.23%	1.30%	1.27%
Core return on average assets (7)	0.23%	1.29%	1.27%
Return on average shareholders' equity	1.77%	10.13%	10.11%
Return on average tangible common equity (8)	2.92%	14.99%	14.59%
Core return on average tangible common equity (9)	2.92%	14.89%	14.59%
Core efficiency ratio (2)(10)	58.21%	57.23%	58.18%
Net interest margin (FTE) (1)	3.65%	3.73%	3.75%

Book value per common share	$10.79	$10.74	$10.12
Tangible book value per common share (11)	7.54	7.49	7.21
Market value per common share	9.14	14.51	12.60
Cash dividends declared per common share	0.11	0.10	0.10

ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.93%	0.52%	0.53%
Nonperforming assets as a percent of total assets (3)	0.74%	0.42%	0.45%
Net charge-offs as a percent of average loans (annualized) (4)	0.23%	0.21%	0.15%
Allowance for credit losses as a percent of nonperforming loans (4)	133.71%	160.28%	158.74%
Allowance for credit losses as a percent of end-of-period loans (4)	1.25%	0.83%	0.85%
Allowance for credit losses (originated loans and leases) as a percent of total originated loans and leases	1.32%	0.90%	0.92%

CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.4%	12.7%	12.5%
Tangible common equity as a percent of tangible assets (12)	9.0%	9.2%	9.3%
Leverage Ratio	9.9%	10.2%	10.3%
Risk Based Capital - Tier I	11.6%	12.0%	12.2%
Risk Based Capital - Total	14.2%	14.3%	14.6%
Common Equity - Tier I	10.5%	10.9%	11.1%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
INCOME STATEMENT
Interest income	$79,329	$81,038	$79,594
Interest expense	11,605	12,233	14,108
Net Interest Income	67,724	68,805	65,486
Taxable equivalent adjustment (1)	397	407	457
Net Interest Income (FTE)	68,121	69,212	65,943
Provision for credit losses	30,967	4,895	4,095
Net Interest Income after Provision for Credit Losses (FTE)	37,154	64,317	61,848

Net securities gains	19	7	—
Trust income	2,111	2,100	1,926
Service charges on deposit accounts	4,745	5,134	4,245
Insurance and retail brokerage commissions	1,995	1,696	1,961
Income from bank owned life insurance	1,616	1,594	1,426
Gain on sale of mortgage loans	2,546	1,664	1,428
Gain on sale of other loans and assets	699	962	1,084
Card-related interchange income	5,262	5,877	4,730
Derivative mark-to-market	(1,741)	(181)	(26)
Swap fee income	214	1,763	393
Other income	1,807	1,912	1,705
Total Noninterest Income	19,273	22,528	18,872

Salaries and employee benefits	29,977	29,032	27,220
Net occupancy	4,973	5,045	4,916
Furniture and equipment	3,778	3,764	3,668
Data processing	2,467	2,704	2,544
Pennsylvania shares tax	738	1,237	916
Advertising and promotion	1,150	639	1,240
Intangible amortization	934	980	754
Collection and repossession	564	548	547
Other professional fees and services	910	1,876	754
FDIC insurance	28	55	574
Litigation and operational losses	390	423	401
Loss on sale or write-down of assets	213	326	65
Unfunded commitment reserve	(2,539)	(240)	(381)
Merger and acquisition related	—	(236)	—
Other operating expenses	6,688	6,956	6,512
Total Noninterest Expense	50,271	53,109	49,730

Income before Income Taxes	6,156	33,736	30,990
Taxable equivalent adjustment (1)	397	407	457
Income tax provision	1,032	6,509	5,944
Net Income	$4,727	$26,820	$24,589

Shares Outstanding at End of Period	98,015,396	98,311,840	98,625,806
Average Shares Outstanding Assuming Dilution	98,361,494	98,508,219	98,706,827

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	March 31,	December 31,	March 31,
	2020	2019	2019
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$118,413	$102,346	$100,724
Interest-bearing bank deposits	15,762	19,510	23,168
Securities available for sale, at fair value	992,041	919,053	918,479
Securities held to maturity, at amortized cost	318,256	337,123	384,909
Loans held for sale	25,783	15,989	9,627

Loans	6,313,944	6,189,148	5,871,070
Allowance for credit losses	(79,075)	(51,637)	(49,653)
Net loans	6,234,869	6,137,511	5,821,417

Goodwill and other intangibles	318,891	319,694	287,078
Other assets	491,090	457,547	427,271
Total Assets	$8,515,105	$8,308,773	$7,972,673

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,751,524	$1,690,247	$1,510,566

Interest-bearing demand deposits	326,122	254,981	211,548
Savings deposits	4,034,759	3,896,536	3,517,350
Time deposits	810,683	835,851	891,296
Total interest-bearing deposits	5,171,564	4,987,368	4,620,194

Total deposits	6,923,088	6,677,615	6,130,760

Short-term borrowings	146,971	201,853	565,616
Long-term borrowings	233,955	234,182	184,841
Total borrowings	380,926	436,035	750,457

Other liabilities	153,167	139,458	93,437
Shareholders' equity	1,057,924	1,055,665	998,019
Total Liabilities and Shareholders' Equity	$8,515,105	$8,308,773	$7,972,673

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	Yield/	December 31,	Yield/	March 31,	Yield/
	2020	Rate	2019	Rate	2019	Rate
NET INTEREST MARGIN

Assets
Loans (FTE)(1)(3)	$6,255,825	4.63%	$6,141,614	4.76%	$5,811,587	4.94%
Securities and interest-bearing bank deposits (FTE) (1)	1,255,699	2.46%	1,226,892	2.51%	1,316,445	2.86%
Total Interest-Earning Assets (FTE) (1)	7,511,524	4.27%	7,368,506	4.39%	7,128,032	4.55%
Noninterest-earning assets	825,797		832,509		750,876
Total Assets	$8,337,321		$8,201,015		$7,878,908

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$4,215,323	0.48%	$4,171,663	0.55%	$3,677,387	0.53%
Time deposits	825,966	1.65%	856,076	1.69%	865,944	1.57%
Short-term borrowings	202,314	1.17%	100,698	0.88%	615,140	2.27%
Long-term borrowings	234,050	4.41%	234,274	4.37%	184,931	5.47%
Total Interest-Bearing Liabilities	5,477,653	0.85%	5,362,711	0.91%	5,343,402	1.07%
Noninterest-bearing deposits	1,676,362		1,673,188		1,464,750
Other liabilities	111,988		114,523		83,920
Shareholders' equity	1,071,318		1,050,593		986,836
Total Noninterest-Bearing Funding Sources	2,859,668		2,838,304		2,535,506
Total Liabilities and Shareholders' Equity	$8,337,321		$8,201,015		$7,878,908

Net Interest Margin (FTE) (annualized)(1)		3.65%		3.73%		3.75%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	March 31,	December 31,	March 31,
	2020	2019	2019
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,272,240	$1,241,853	$1,180,320
Commercial real estate	2,190,098	2,117,519	2,138,376
Real estate construction	332,814	375,149	324,903
Total Commercial	3,795,152	3,734,521	3,643,599

Consumer Loan Portfolio:
Closed-end mortgages	1,103,281	1,094,281	1,048,097
Home equity lines of credit	587,859	587,081	517,252
Real estate construction	80,644	73,890	64,484
Total Real Estate - Consumer	1,771,784	1,755,252	1,629,833

Auto loans	626,256	573,699	491,605
Direct installment	46,029	47,738	36,625
Personal lines of credit	68,240	71,103	61,599
Student loans	6,483	6,835	7,809
Total Other Consumer	747,008	699,375	597,638
Total Consumer Portfolio	2,518,792	2,454,627	2,227,471
Total Portfolio Loans	6,313,944	6,189,148	5,871,070
Loans held for sale	25,783	15,989	9,627
Total Loans	$6,339,727	$6,205,137	$5,880,697

	March 31,	December 31,	March 31,
	2020	2019	2019
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$46,109	$18,638	$16,286
Troubled debt restructured loans on nonaccrual basis	5,522	6,037	5,874
Troubled debt restructured loans on accrual basis	7,509	7,542	9,120
Total Nonperforming Loans	$59,140	$32,217	$31,280
Other real estate owned ("OREO")	2,697	2,228	3,993
Repossessions ("Repos")	836	628	342
Total Nonperforming Assets	$62,673	$35,073	$35,615
Loans past due in excess of 90 days and still accruing	1,427	2,073	1,509
Classified loans	90,233	52,031	39,428
Criticized loans	117,535	100,607	120,501

Nonperforming assets as a percentage of total loans, plus OREO and Repos (4)	0.99%	0.57%	0.61%
Allowance for credit losses	$79,075	$51,637	$49,653

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$405	$1,115	$922
Real estate construction	—	—	(42)
Commercial real estate	222	298	258
Residential real estate	502	300	76
Loans to individuals	2,400	1,580	992
Net Charge-offs	$3,529	$3,293	$2,206

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	0.23%	0.21%	0.15%
Provision for credit losses as a percentage of net charge-offs	877.50%	148.65%	185.63%
Provision for credit losses	$30,967	$4,895	$4,095

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019

Net Income	$4,727	$26,820	$24,589
Intangible amortization	934	980	754
Tax benefit of amortization of intangibles	(196)	(206)	(158)
Net Income, adjusted for tax affected amortization of intangibles	5,465	27,594	25,185

Average Tangible Equity:
Total shareholders' equity	$1,071,318	$1,050,593	$986,836
Less: intangible assets	319,269	320,077	286,874
Tangible Equity	752,049	730,516	699,962
Less: preferred stock	—	—	—
Tangible Common Equity	$752,049	$730,516	$699,962

(8)Return on Average Tangible Common Equity	2.92%	14.99%	14.59%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019

Core Net Income:
Total Net Income	$4,727	$26,820	$24,589
Merger & acquisition related expenses	—	(236)	—
Tax benefit of merger & acquisition related expenses	—	50	—
(5) Core net income	$4,727	$26,634	$24,589
Average Shares Outstanding Assuming Dilution	98,361,494	98,508,219	98,706,827
(6) Core Earnings per common share (diluted)	$0.05	$0.27	$0.25

Intangible amortization	934	980	754
Tax benefit of amortization of intangibles	(196)	(206)	(158)
Core Net Income, adjusted for tax affected amortization of intangibles	$5,465	$27,408	$25,185

(9) Core Return on Average Tangible Common Equity	2.92%	14.89%	14.59%

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Core Return on Average Assets:
Total Net Income	$4,727	$26,820	$24,589
Total Average Assets	8,337,321	8,201,015	7,878,908
Return on Average Assets	0.23%	1.30%	1.27%

Core Net Income (5)	$4,727	$26,634	$24,589
Total Average Assets	8,337,321	8,201,015	7,878,908
(7) Core Return on Average Assets	0.23%	1.29%	1.27%

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Pre-tax pre-provision income:
Net interest income (FTE)	$68,121	$69,212	$65,943
Noninterest income	19,273	22,528	18,872
Noninterest expense	50,271	53,109	49,730
Pre-tax pre-provision income	$37,123	$38,631	$35,085

Merger and acquisition related expenses	$0	($236)	$0
Core pre-tax pre-provision income	$37,123	$38,395	$35,085

Net charge-offs	$3,529	$3,293	$2,206

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Core Efficiency Ratio:
Total Noninterest Expense	$50,271	$53,109	$49,730
Adjustments to Noninterest Expense:
Unfunded commitment reserve	(2,539)	(240)	(381)
Intangible amortization	934	980	754
Merger and acquisition related	—	(236)	—
Noninterest Expense - Core	$51,876	$52,605	$49,357

Net interest income, fully tax equivalent	$68,121	$69,212	$65,943
Total noninterest income	19,273	22,528	18,872
Net securities gains	(19)	(7)	—
Total Revenue	$87,375	$91,733	$84,815

Adjustments to Revenue:
Derivative mark-to-market	(1,741)	(181)	(26)
Total Revenue - Core	$89,116	$91,914	$84,841

(10)Core Efficiency Ratio	58.21%	57.23%	58.18%

	March 31,	December 31,	March 31,
	2020	2019	2019
Tangible Equity:
Total shareholders' equity	$1,057,924	$1,055,665	$998,019
Less: intangible assets	318,891	319,694	287,078
Tangible Equity	739,033	735,971	710,941
Less: preferred stock	—	—	—
Tangible Common Equity	$739,033	$735,971	$710,941

Tangible Assets:
Total assets	$8,515,105	$8,308,773	$7,972,673
Less: intangible assets	318,891	319,694	287,078
Tangible Assets	$8,196,214	$7,989,079	$7,685,595

(12)Tangible Common Equity as a percentage of Tangible Assets	9.02%	9.21%	9.25%

Shares Outstanding at End of Period	98,015,396	98,311,840	98,625,806
(11)Tangible Book Value Per Common Share	$7.54	$7.49	$7.21

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.